EXHIBIT 99.1

FOR MORE INFORMATION, CONTACT:
David H. Hoster II, President and Chief Executive Officer
N. Keith McKey, Chief Financial Officer
(601) 354-3555

EASTGROUP PROPERTIES ANNOUNCES
SECOND QUARTER 2014 RESULTS

•	Funds from Operations of $26.3 Million ($.84 Per Share) for the Quarter Compared to $23.9 Million ($.80 Per Share) for the Same Quarter Last Year, an Increase of 5.0% Per Share

•	Net Income Attributable to Common Stockholders of $9.1 Million ($.29 Per Share) for the Quarter

•	Same Property Net Operating Income Growth of 1.8% for the Quarter; 2.6% Increase Without Straight-Line Rent Adjustments

•	95.7% Leased, 95.0% Occupied as of June 30, 2014

•	Renewed or Re-Leased 74% of Expiring Square Feet During the Quarter

•	Rental Rates on New and Renewal Leases Increased an Average of 12.9% for the Quarter

•	Acquired 5 Distribution Buildings (535,000 Square Feet) in Charlotte and Austin for $41.8 Million

•	21 Buildings (1,839,000 Square Feet) in the Company’s Development Program at June 30, 2014 With a Projected Total Investment of $135 Million

•	Paid 138th Consecutive Quarterly Cash Dividend – $.54 Per Share

•	Issued 312,493 Shares of Common Stock During the Quarter With Gross Proceeds of $20.0 Million

•	Interest and Fixed Charge Coverages of 4.0x for the Quarter

JACKSON, MISSISSIPPI, July 17, 2014 - EastGroup Properties, Inc. (NYSE-EGP) announced today the results of its operations for the three and six months ended June 30, 2014.

Commenting on EastGroup’s performance for the quarter, David H. Hoster II, President and CEO, stated, “During the second quarter, we continued our steady growth in funds from operations with a 5.0% increase in FFO per share as compared to the same quarter last year. We have now achieved FFO per share increases as compared to the previous year's quarter in twelve of the last thirteen quarters.

"All aspects of our business showed positive momentum reflecting both strong industrial property fundamentals and the quality of our assets. Occupancy was at or above 95% for the fourth consecutive quarter, same property cash operating results were positive for the thirteenth consecutive quarter and we appear to have turned the corner on rental rate spreads for both cash and GAAP."

FUNDS FROM OPERATIONS

For the quarter ended June 30, 2014, funds from operations (FFO) were $.84 per share compared to $.80 per share for the same period of 2013, an increase of 5.0% per share.  Property net operating income (PNOI) increased by $2,919,000, or 8.3%, during the second quarter of 2014 compared to the same quarter of 2013.  PNOI increased $1,455,000 from newly developed properties, $912,000 from 2013 and 2014 acquisitions and $634,000 from same property operations. FFO for the second quarter of 2014 included the expensing of $160,000 of acquisition costs compared to $138,000 for the same period of 2013.

Same property net operating income increased 1.8% for the second quarter of 2014 compared to the same quarter of 2013. Without straight-line rent adjustments, same property net operating income increased 2.6%.  Rental rates on new and renewal leases (3.3% of total square footage) increased an average of 12.9% for the quarter; rental rates increased 5.0% without straight-line rent adjustments.

For the six months ended June 30, 2014, FFO was $1.66 per share compared to $1.56 per share for the same period of 2013, an increase of 6.4% per share. PNOI increased by $6,093,000, or 8.7%, during the six months ended June 30,

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P. O. Box 22728 – JACKSON, MS 39225 – TEL. 601-354-3555 – FAX 601-352-1441

2014 compared to the same period last year. PNOI increased $3,121,000 from newly developed properties, $2,086,000 from 2013 and 2014 acquisitions and $1,003,000 from same property operations.

Same property net operating income increased 1.5% for the six months ended June 30, 2014, compared to the same period last year. Without straight-line rent adjustments, same property net operating income increased 1.6%. Rental rates on new and renewal leases (7.7% of total square footage) increased an average of 8.9% for the six months; rental rates increased 0.9% without straight-line rent adjustments.

FFO and PNOI are non-GAAP financial measures, which are defined under Definitions later in this release.  Reconciliations of Net Income to PNOI and Net Income Attributable to EastGroup Properties, Inc. Common Stockholders to FFO are presented in the attached schedule “Reconciliations of GAAP to Non-GAAP Measures.”

EARNINGS PER SHARE

On a diluted per share basis, earnings per common share (EPS) was $.29 and $.56 for the three and six months ended June 30, 2014, respectively, compared to $.25 and $.49 for the same periods of 2013.

DEVELOPMENT

During the first quarter of 2014, EastGroup began construction of 11 development projects containing 897,000 square feet with projected total costs of $65.7 million. These developments, which are located in Houston, San Antonio, Charlotte, Phoenix and Orlando, are detailed in the table below. EastGroup did not initiate construction on any new development projects during the second quarter of 2014.

Development Properties Started in 2014	Size	Projected Completion Date	Projected Total Costs	Percent Leased as of 7/16/14
	(Square feet)		(In thousands)

Steele Creek III, Charlotte, NC	108,000	08/2014	$8,200	43%
World Houston 41, Houston, TX	104,000	08/2014	6,900	0%
Kyrene 202 I, Phoenix, AZ	75,000	09/2014	6,700	0%
Kyrene 202 II, Phoenix, AZ	45,000	09/2014	3,900	0%
Ten West Crossing 6, Houston, TX	64,000	09/2014	4,800	0%
West Road I, Houston, TX	63,000	09/2014	4,900	0%
West Road II, Houston, TX	100,000	09/2014	6,800	100%
Horizon II, Orlando, FL	123,000	10/2014	8,600	33%
Alamo Ridge I, San Antonio, TX	96,000	11/2014	6,500	0%
Alamo Ridge II, San Antonio, TX	62,000	11/2014	4,100	0%
Steele Creek IV, Charlotte, NC	57,000	11/2014	4,300	0%
Total Development Properties Started	897,000		$65,700	21%

Also during the first quarter, EastGroup transferred three development properties to the real estate portfolio as detailed in the table below. No development properties were transferred during the second quarter.

Development Properties Transferred to Real Estate Portfolio in 2014	Size	Completion Date	Cumulative Cost as of 6/30/14	Percent Leased as of 7/16/14
	(Square feet)		(In thousands)

Chandler Freeways, Phoenix, AZ	126,000	11/2013	$8,810	100%
Steele Creek I, Charlotte, NC	71,000	02/2014	5,161	100%
Ten West Crossing 3, Houston, TX	68,000	09/2013	4,949	100%
Total Properties Transferred	265,000		$18,920	100%

At June 30, 2014, EastGroup’s development program consisted of 21 buildings (1,839,000 square feet), one of which was started in 2012, nine in 2013 and eleven in 2014. The buildings are located in Houston, San Antonio, Charlotte, Orlando, Phoenix and Denver and were collectively 46% leased as of July 16, 2014.  The projected total cost for these developments is $135 million.

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P. O. Box 22728 – JACKSON, MS 39225 – TEL. 601-354-3555 – FAX 601-352-1441

Subsequent to quarter-end, EastGroup initiated construction of West Road III, a 78,000 square foot business distribution building in Houston with a projected total cost of $5.0 million. The Company also began construction of Thousand Oaks 4 in San Antonio. The business distribution building will contain 66,000 square feet and has a projected total cost of $5.1 million.

PROPERTY ACQUISITIONS AND SALES

In May, EastGroup acquired Ridge Creek Distribution Center III in Charlotte for $14.5 million. Constructed in 2013, this state-of-the-art bulk distribution center contains 270,000 square feet and is situated between the Company's Ridge Creek Distribution Centers I and II in Charlotte's southwest industrial submarket. Ridge Creek III is currently 55% leased to two customers, and the Company expects the property to generate a 7% annualized cash yield at a stabilized occupancy of 95%. This acquisition increased the Company's ownership in Charlotte to 2.6 million square feet with an additional 236,000 square feet under development in Steele Creek II, III and IV.

In June, the Company acquired Colorado Crossing Distribution Center, a four building multi-tenant distribution complex in Austin, Texas, for $27.2 million. Built in 2009, this 265,000 square foot complex which is located in the airport submarket is currently 100% leased to six customers and is expected to generate a first year cash yield of 6.6% at its existing occupancy.

Mr. Hoster stated, "Austin has been one of our targeted markets for many years, and we are pleased to announce our initial entry into the market. The Colorado Crossing acquisition met our acquisition criteria and stated strategy for growth and has added 265,000 square feet of Class A business distribution space to our portfolio."

Subsequent to quarter-end, EastGroup sold Tampa West Distribution Center VI (9,000 square feet) for $743,000. The Company expects to recognize a gain on the sale in the third quarter which will not be included in FFO.

DIVIDENDS

EastGroup paid cash dividends of $.54 per share of common stock in the second quarter of 2014, which was the Company’s 138th consecutive quarterly cash distribution.  EastGroup has increased or maintained its dividend for 21 consecutive years and increased it 18 years over that period.  The Company’s payout ratio of dividends to FFO was 64% for the second quarter.  The annualized dividend rate of $2.16 per share yielded 3.3% on the closing stock price of $64.89 on July 16, 2014.

FINANCIAL STRENGTH AND FLEXIBILITY

EastGroup continues to maintain a strong and flexible balance sheet.  Debt-to-total market capitalization was 31.5% at June 30, 2014.  For the second quarter, the Company had both interest and fixed charge coverage ratios of 4.0x and a debt to earnings before interest, taxes, depreciation and amortization (EBITDA) ratio of 6.61. The adjusted debt to EBITDA ratio was 5.87 for the quarter. For this ratio, the Company (a) adjusts debt by subtracting the cost of developments in lease-up or under construction, (b) adjusts EBITDA by adding an estimate of net operating income for significant acquisitions as if the acquired properties were owned for the entire period, and (c) adjusts EBITDA by subtracting net operating income from developments in lease-up or under construction and from properties sold during the period.

Total debt at June 30, 2014 was $936.0 million comprised of $488.6 million of secured debt, $305.0 million of unsecured debt, and $142.4 million of unsecured bank credit facilities.

During the second quarter, EastGroup issued and sold 312,493 shares of common stock under its continuous equity program at an average price of $64.00 per share with gross proceeds to the Company of $20 million. For the six months ended June 30, 2014, the Company issued and sold a total of 634,138 shares of common stock under the program at an average price of $63.08 per share with gross proceeds of $40 million.

On July 10, 2014, EastGroup repaid (with no penalty) a mortgage loan that was to mature on October 10, 2014. The outstanding balance was $26.6 million, and the loan had an interest rate of 5.68%.

In July, EastGroup reached an agreement on a $75 million unsecured term loan which is expected to close by the end of the month. The loan will have a five year term and interest only payments. It will bear interest at the annual rate of LIBOR plus an applicable margin (currently 1.15%) based on the Company's senior unsecured long-term debt rating.

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P. O. Box 22728 – JACKSON, MS 39225 – TEL. 601-354-3555 – FAX 601-352-1441

Also in July, the Company entered into an interest rate swap agreement to convert the loan's LIBOR rate component to a fixed interest rate for the entire term of the loan providing a total effective fixed interest rate of 2.846%.

OUTLOOK FOR REMAINDER OF 2014

FFO per share for 2014 is now estimated to be in the range of $3.42 to $3.48. The Company increased the mid-point from $3.44 to $3.45 and narrowed the range. Diluted EPS for 2014 is estimated to be in the range of $1.22 to $1.28.  The table below reconciles projected net income attributable to common stockholders to projected FFO.

	Low Range		High Range
	Q3 2014	Y/E 2014	Q3 2014	Y/E 2014
	(In thousands, except per share data)

Net income attributable to common stockholders	$9,976	38,512	10,610	40,398
Depreciation and amortization	17,469	69,189	17,469	69,189
Gain on sales of real estate investments	—	(95)	—	(95)
Funds from operations attributable to common stockholders	$27,445	107,606	28,079	109,492

Diluted shares	31,664	31,440	31,664	31,440

Per share data (diluted):
Net income attributable to common stockholders	$0.32	1.22	0.34	1.28
Funds from operations attributable to common stockholders	$0.87	3.42	0.89	3.48

The following assumptions for 2014 were used for the mid-point:

•	Average occupancy of 95% for the year.

•	Same property NOI increase of 1.9% for the year; 3.1% increase without straight-line rent adjustments.

•
Development starts of 1.4 million square feet with projected total costs of $98 million for the year, including development starts of 897,000 square feet with projected total costs of $65.7 million in the first half of the year.

•	No operating property acquisitions in the second half of the year.

•	Operating property dispositions of $15 million during the year, including $4.3 million sold year-to-date. Potential gains on dispositions are not included in the projections.

•	Termination fees exceeding bad debt expense by $652,000 for the year; termination fees exceeded bad debt expense by $145,000 in the first half of the year.

•	Floating rate bank debt at an average rate of 1.4%.

•	Unsecured fixed-rate debt issuance of $75 million at 2.846% at the end of July.

•	Common stock issuances of $75 million for 2014, including $40 million in the first six months of the year.

DEFINITIONS

The Company’s chief decision makers use two primary measures of operating results in making decisions:  (1) property net operating income (PNOI), defined as Income from real estate operations less Expenses from real estate operations (including market-based internal management fee expense) plus the Company's share of income and property operating expenses from its less-than-wholly-owned real estate investments, and (2) funds from operations attributable to common stockholders (FFO).  EastGroup defines FFO consistent with the National Association of Real Estate Investment Trusts’ definition, as net income (loss) attributable to common stockholders computed in accordance with U.S. generally accepted accounting principles (GAAP), excluding gains or losses from sales of depreciable real estate property and impairment losses, plus real estate related depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures.

PNOI and FFO are supplemental industry reporting measurements used to evaluate the performance of the Company’s investments in real estate assets and its operating results. The Company believes that the exclusion of depreciation and amortization in the industry’s calculations of PNOI and FFO provides supplemental indicators of the properties’ performance since real estate values have historically risen or fallen with market conditions.  PNOI and FFO as calculated by the Company may not be comparable to similarly titled but differently calculated measures for other REITs.  Investors should be aware that items excluded from or added back to FFO are significant components in understanding and assessing the Company’s financial performance.

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P. O. Box 22728 – JACKSON, MS 39225 – TEL. 601-354-3555 – FAX 601-352-1441

Cash yield is defined as the projected cash PNOI at the stated occupancy divided by the total cost of the investment, which includes acquisition costs and the anticipated capital expenditures required to achieve the projected rents.

CONFERENCE CALL

EastGroup will host a conference call and webcast to discuss the results of its second quarter and review the Company’s current operations on Friday, July 18, 2014, at 11:00 a.m. Eastern Daylight Time.  A live broadcast of the conference call is available by dialing 1-866-952-1906 (conference ID: EastGroup) or by webcast through a link on the Company's website at eastgroup.net.  If you are unable to listen to the live conference call, a telephone and webcast replay will be available on Friday, July 18, 2014.  The telephone replay will be available until Friday, July 25, 2014, and can be accessed by dialing 1-800-753-8831.  Also, the replay of the webcast can be accessed through a link on the Company's website at eastgroup.net and will be available until Friday, July 25, 2014.

SUPPLEMENTAL INFORMATION

Supplemental financial information is available in the Reports section of the Company’s website at eastgroup.net or upon request by calling the Company at 601-354-3555.

COMPANY INFORMATION

EastGroup Properties, Inc. is a self-administered equity real estate investment trust focused on the development, acquisition and operation of industrial properties in major Sunbelt markets throughout the United States with an emphasis in the states of Florida, Texas, Arizona, California and North Carolina.  The Company’s goal is to maximize shareholder value by being the leading provider in its markets of functional, flexible, and quality business distribution space for location sensitive customers primarily in the 5,000 to 50,000 square foot range.  The Company’s strategy for growth is based on ownership of premier distribution facilities generally clustered near major transportation features in supply-constrained submarkets.  EastGroup’s portfolio, including development projects in lease-up and under construction, currently includes 35 million square feet.  EastGroup Properties, Inc. press releases are available on the Company’s website at eastgroup.net.

FORWARD-LOOKING STATEMENTS

The Company's assumptions and financial projections in this release are based upon "forward-looking" information and are being made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.  Words such as “will,” “anticipates,” “expects,” “believes,” “intends,” “plans,” “seeks,” “estimates,” variations of such words and similar expressions are intended to identify such forward-looking statements, which generally are not historical in nature.  All statements that address operating performance, events or developments that the Company expects or anticipates will occur in the future, including statements relating to rent and occupancy growth, development activity, the acquisition or sale of properties, general conditions in the geographic areas where the Company operates and the availability of capital, are forward-looking statements.  Forward-looking statements are inherently subject to known and unknown risks and uncertainties, many of which the Company cannot predict, including, without limitation:

•	changes in general economic conditions;

•	the extent of customer defaults or of any early lease terminations;

•	the Company's ability to lease or re-lease space at current or anticipated rents;

•	the availability of financing;

•	failure to maintain credit ratings with rating agencies;

•	changes in the supply of and demand for industrial/warehouse properties;

•	increases in interest rate levels;

•	increases in operating costs;

•	natural disasters, terrorism, riots and acts of war, and the Company's ability to obtain adequate insurance;

•	changes in governmental regulation, tax rates and similar matters; and

•
other risks associated with the development and acquisition of properties, including risks that development projects may not be completed on schedule, development or operating costs may be greater than anticipated or acquisitions may not close as scheduled.

Although the Company believes that the expectations reflected in the forward-looking statements are based upon reasonable assumptions at the time made, the Company can give no assurance that such expectations will be achieved.  The Company assumes no obligation whatsoever to publicly update or revise any forward-looking statements.  See also the information contained in the Company’s reports filed or to be filed from time to time with the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934, as amended.

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P. O. Box 22728 – JACKSON, MS 39225 – TEL. 601-354-3555 – FAX 601-352-1441

EASTGROUP PROPERTIES, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME AND COMPREHENSIVE INCOME
(IN THOUSANDS, EXCEPT PER SHARE DATA)
(UNAUDITED)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2014	2013	2014	2013
REVENUES
Income from real estate operations	$53,801	48,957	106,578	97,110
Other income	18	139	53	186
	53,819	49,096	106,631	97,296
EXPENSES
Expenses from real estate operations	15,625	13,663	30,637	27,204
Depreciation and amortization	17,154	16,301	34,322	31,863
General and administrative	2,958	2,777	6,406	6,141
Acquisition costs	160	138	160	167
	35,897	32,879	71,525	65,375

OPERATING INCOME	17,922	16,217	35,106	31,921
OTHER INCOME (EXPENSE)
Interest expense	(8,898)	(8,717)	(17,884)	(17,338)
Other	218	255	534	479
INCOME FROM CONTINUING OPERATIONS	9,242	7,755	17,756	15,062

DISCONTINUED OPERATIONS
Income from real estate operations	—	35	—	36
INCOME FROM DISCONTINUED OPERATIONS	—	35	—	36
NET INCOME	9,242	7,790	17,756	15,098
Net income attributable to noncontrolling interest in joint ventures	(124)	(147)	(266)	(301)

NET INCOME ATTRIBUTABLE TO EASTGROUP PROPERTIES, INC. COMMON STOCKHOLDERS	9,118	7,643	17,490	14,797

Other comprehensive income (loss) - cash flow hedges	(1,740)	2,118	(2,777)	2,340
TOTAL COMPREHENSIVE INCOME	$7,378	9,761	14,713	17,137

BASIC PER COMMON SHARE DATA FOR NET INCOME ATTRIBUTABLE TO EASTGROUP PROPERTIES, INC. COMMON STOCKHOLDERS
Income from continuing operations	$0.29	0.25	0.56	0.49
Income from discontinued operations	0.00	0.00	0.00	0.00
Net income attributable to common stockholders	$0.29	0.25	0.56	0.49
Weighted average shares outstanding	31,137	29,991	30,972	29,900

DILUTED PER COMMON SHARE DATA FOR NET INCOME ATTRIBUTABLE TO EASTGROUP PROPERTIES, INC. COMMON STOCKHOLDERS
Income from continuing operations	$0.29	0.25	0.56	0.49
Income from discontinued operations	0.00	0.00	0.00	0.00
Net income attributable to common stockholders	$0.29	0.25	0.56	0.49
Weighted average shares outstanding	31,244	30,096	31,063	29,990

AMOUNTS ATTRIBUTABLE TO EASTGROUP PROPERTIES, INC. COMMON STOCKHOLDERS
Income from continuing operations	$9,118	7,608	17,490	14,761
Income from discontinued operations	—	35	—	36
Net income attributable to common stockholders	$9,118	7,643	17,490	14,797

EASTGROUP PROPERTIES, INC. AND SUBSIDIARIES
RECONCILIATIONS OF GAAP TO NON-GAAP MEASURES
(IN THOUSANDS, EXCEPT PER SHARE DATA)
(UNAUDITED)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2014	2013	2014	2013

NET INCOME	$9,242	7,790	17,756	15,098
Interest income	(125)	(135)	(252)	(268)
Gain on sales of real estate investments	—	—	(95)	—
Company's share of interest expense from unconsolidated investment	71	74	142	148
Company's share of depreciation from unconsolidated investment	33	34	66	67
Other income	(18)	(139)	(53)	(186)
Interest rate swap ineffectiveness	1	(29)	1	(29)
Income from discontinued operations	—	(35)	—	(36)
Depreciation and amortization from continuing operations	17,154	16,301	34,322	31,863
Interest expense (1)	8,898	8,717	17,884	17,338
General and administrative expense (2)	2,958	2,777	6,406	6,141
Acquisition costs	160	138	160	167
Noncontrolling interest in PNOI of consolidated 80% joint ventures	(204)	(242)	(427)	(486)
PROPERTY NET OPERATING INCOME (PNOI)	$38,170	35,251	75,910	69,817

COMPONENTS OF PNOI:
PNOI from Same Properties	$35,167	34,533	69,128	68,125
PNOI from 2013 and 2014 Acquisitions	1,362	450	2,536	450
PNOI from 2013 and 2014 Development Properties	1,685	230	4,288	1,167
PNOI from 2014 Dispositions	—	76	38	153
Other PNOI	(44)	(38)	(80)	(78)
TOTAL PNOI	$38,170	35,251	75,910	69,817

NET INCOME ATTRIBUTABLE TO EASTGROUP PROPERTIES, INC. COMMON STOCKHOLDERS	$9,118	7,643	17,490	14,797
Depreciation and amortization from continuing operations	17,154	16,301	34,322	31,863
Depreciation and amortization from discontinued operations	—	27	—	80
Depreciation from unconsolidated investment	33	34	66	67
Depreciation and amortization from noncontrolling interest	(51)	(66)	(103)	(128)
Gain on sales of real estate investments	—	—	(95)	—
FUNDS FROM OPERATIONS (FFO) ATTRIBUTABLE TO COMMON STOCKHOLDERS	$26,254	23,939	51,680	46,679

NET INCOME	$9,242	7,790	17,756	15,098
Interest expense (1)	8,898	8,717	17,884	17,338
Interest expense from unconsolidated investment	71	74	142	148
Depreciation and amortization from continuing operations	17,154	16,301	34,322	31,863
Depreciation and amortization from discontinued operations	—	27	—	80
Depreciation from unconsolidated investment	33	34	66	67
Gain on sales of real estate investments	—	—	(95)	—
EARNINGS BEFORE INTEREST, TAXES, DEPRECIATION AND AMORTIZATION (EBITDA)	$35,398	32,943	70,075	64,594

DILUTED PER COMMON SHARE DATA FOR NET INCOME ATTRIBUTABLE TO EASTGROUP PROPERTIES, INC. COMMON STOCKHOLDERS
Income from continuing operations	$0.29	0.25	0.56	0.49
Income from discontinued operations	0.00	0.00	0.00	0.00
Net income attributable to common stockholders	$0.29	0.25	0.56	0.49

Funds from operations (FFO) attributable to common stockholders	$0.84	0.80	1.66	1.56

Weighted average shares outstanding for EPS and FFO purposes	31,244	30,096	31,063	29,990

(1)  Net of capitalized interest of $1,226 and $1,269 for the three months ended June 30, 2014 and 2013, respectively; and $2,336 and $2,560 for the six months ended June 30, 2014 and 2013, respectively.

(2) Net of capitalized development costs of $1,033 and $776 for the three months ended June 30, 2014 and 2013, respectively; and $2,180 and $1,845 for the six months ended June 30, 2014 and 2013, respectively.